KELLWOOD ANNOUNCES THE ELECTION OF NEW OFFICERS

GREGORY W. KLEFFNER, CHIEF FINANCIAL OFFICER;

PATRICK J. BURNS, VICE PRESIDENT AND CHIEF STRATEGY AND MARKETING OFFICER;

SAMUEL W. DUGGAN II, VICE PRESIDENT INVESTOR RELATIONS AND TREASURER;

J. DAVID LAROCCA, JR., VICE PRESIDENT HUMAN RESOURCES;

MICHAEL M. SAUNDERS, VICE PRESIDENT AND CHIEF INFORMATION OFFICER

St. Louis, Missouri – June 8, 2007 • Kellwood Company (NYSE:KWD) announced that its Board of Directors elected new officers yesterday at the Company’s June 7 board meeting, according to Robert C. Skinner, Jr., Kellwood chairman, president and chief executive officer.

“I believe the most important factor in determining the success of an enterprise is the quality and strength of its people. It’s imperative to have the right talent in the right place to grow the business. Several years ago, we established a comprehensive succession planning model to assure the continued and future success of Kellwood. The election of Messrs. Kleffner, Burns, Duggan, LaRocca, and Saunders as Company officers is a manifestation of that program,” commented Skinner.

Gregory (Greg) W. Kleffner was elected chief financial officer (CFO). Formerly, he served as senior vice president finance and controller, a post he had held since June 2006. Kleffner joined Kellwood in 2002 as vice president controller, and was named corporate vice president in June 2005. Prior to Kellwood, he was a partner at Arthur Andersen LLP in St. Louis. Based in St. Louis, Kleffner succeeds W. Lee Capps III as CFO and reports to Skinner.

Capps relinquished his role as CFO to intensify his focus on operations and continues to serve as chief operating officer. Earlier this year he assumed responsibility for the corporate oversight of Smart Shirts Ltd., in addition to the Company’s Gerber Childrenswear and American Recreation Products divisions. Information Technology

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Services and Kellwood Global, the Company’s supply chain division, also report to Capps. Based in St. Louis, Capps continues to report to Skinner.

Patrick J. Burns was elected corporate vice president and chief strategy and marketing officer (CSMO). Previously, Burns was vice president marketing and strategy, a post he had held since October 2006 when the Company established a corporate marketing function. Burns joined Kellwood in 2002 as president of the Company’s Gerber Childrenswear division. In 2005, he was promoted to CEO of the Gerber division in addition to being named president of Kellwood Intimate Apparel Group. After executing the successful divestiture of Intimate Apparel, Burns moved to Kellwood corporate as vice president of strategic planning and new business development in January 2006. Prior to Kellwood, he spent 14 years with Sara Lee in various marketing and brand management roles. Burns is based in New York and reports to Skinner.

Samuel W. Duggan II was elected corporate vice president investor relations and treasurer. Most recently, he served as vice president treasury services, a post he had held since May 2006. Duggan joined the Company in January 2005 as vice president of shared services. Prior to Kellwood he served over a nine-year period at MEMC Electronic Materials, Inc. in various senior financial management roles, rising to vice president of corporate accounting. Before MEMC, Duggan spent 10 years at KPMG in public accounting. Duggan is based in St. Louis and reports to Kleffner.

J. David LaRocca, Jr., was named corporate vice president human resources. LaRocca joined Kellwood in January 2006 after an extensive and broad-based career in human resources with the Limited Brands, Inc. and its subsidiaries. He has been instrumental in providing the leadership to upgrade the Kellwood team, develop high potential associates, and institute a talent management process. Based in St. Louis, LaRocca reports to Skinner.

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Michael M. Saunders, Kellwood vice president and chief information officer (CIO), was elected corporate vice president and CIO. He joined Kellwood in May 2005 as CIO and added vice president to his title in March 2006. An innovative IT executive, Saunders has spearheaded an aggressive build-out and integration of Kellwood’s corporate and multidivisional global information technology infrastructure. Prior to Kellwood, he served as vice president business processes and CIO for Russ Berrie and Company. He also held the same posts at Danskin and Jenna Lane Group. Based in St. Louis, Saunders reports to Capps.

Kellwood Company, a $2 billion marketer of apparel and consumer soft goods, specializes in branded as well as private label products, and markets to all channels of distribution with product specific to a particular channel. For more information, visit www.kellwood.com.

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Contact: Donna B. Weaver, 314-576-3100 or donna.weaver@kellwood.com.